EXHIBIT 10.6

                             STOCK OPTION AGREEMENT

                                George C. Barker

         Stock Option Agreement made this 4th day of May, 1998, between Tatonka Energy, Inc., an Oklahoma corporation ("Company") and George C. Barker, ("Optionee").

         WHEREAS, The Company desires to provide the Optionee with an opportunity to acquire a proprietary interest in the business of the Company and, through stock ownership, an increased personal interest in its continued success and progress:

         NOW, THEREFORE, in consideration of the premises, the mutual covenants hereinafter set forth, and other good and valuable consideration, the Company and Optionee agree as follows:

         1. The Company hereby grants to the Optionee the option to purchase an aggregate of 5,000,000 shares of Company's Common Stock, par value of $0.0001 (as presently constituted), on the terms and conditions hereinafter set forth, at the purchase price of $0.075 per share as presently constituted (500,000 shares at $0.75 per share, after the effectiveness of the proposed 1-for-10 reverse stock split).

         2. The Option shall be exercisable in whole or in part at any time, or from time to time, after the end of any quarter in which the Company's cumulative operating profits (before corporate overhead) exceed the sum of $1,065,483 . Notice shall be given to the Company by the Employee of such exercise of the Option as provided below.

         3. (a) The Option shall be exercisable as to not less than 10,000 shares, as presently constituted (1,000 shares, after the effectiveness of the proposed 1-for-10 reverse stock split), or a multiple thereof, or the remaining shares covered by the Option if less than such minimum. Notice shall be given to the Company by the Optionee of such exercise of the Option as provided below.

                  (b) The purchase price of any shares as to which the Option shall be exercised shall be paid in full at the time of such exercise or, except as hereinafter provided, may, at the election of the Optionee, be paid in installments, in which case the first installment shall be paid at the time of such exercise. In the event that the purchase price of such shares shall be paid in full at the time of such exercise, such shares shall be issued as fully paid and nonassessable shares. In the event, however, that the Optionee shall elect to pay the purchase price of such shares in installments:

                  (i) such shares shall be issued as partly paid and assessable shares,

                  (ii) the first installment shall be amount equal to not less than 20% of such purchase price,

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                  (iii) the unpaid  balance of such purchase price shall be paid
(without interest) in equal installments, the first installment at the end of 12 months commencing with the date of such exercise and subsequent installments at the end of each successive 12-month interval until the balance is paid in full (the Optionee to have the right of prepaying at any such time the latest maturing installment or installments of such purchase price then remaining unpaid), or may be prepaid in whole at any time, provided, however, that any unpaid balance of the purchase price shall be due and payable forthwith upon any termination of the Option as hereinafter provided,

                  (iv) each installment paid in respect of such shares after the first installment shall be applied to the partial payment of such shares as nearly as possible in an equal amount,

                  (v) such shares shall not be assigned or transferred (except by will or operation of law) and the certificates issued therefor shall bear a legend indicating that such share are not assignable or transferrable,

                  (vi) any dividend on the Common Stock shall be paid on such shares in direct proportion to the percentage of the purchase price therefor which shall have been paid by the record date for such dividend,

                  (vii) each certificate for such shares shall, immediately upon issue, be delivered to the Company, endorsed in blank by the Optionee or accompanied by a separate stock power so endorsed, in pledge as security for the unpaid balance of the purchase price of the shares represented by such certificate,

                  (viii) such shares shall be subject to assessment and call in accordance with the laws of the State of Texas; further the Company shall have the right, by notice to that effect, without the necessity of any such call or assessment, to require the prepayment, in whole at any time or in part from time to time of the unpaid balance of the purchase price of such shares or any of them, whether or not prepayment shall be required of any other person holding partly paid shares, and

                  (ix) when the balance of the purchase price of such shares which shall be represented by any certificate shall have been paid in full, such certificate shall be promptly released from pledge, stamped full paid, nonassessable, and transferable, and delivered to the Optionee in person or my certified mail, of if the Company so desires, such certificate shall be promptly released from pledge and surrendered to the Company, and a new certificate for full paid and nonassessable shares shall be promptly delivered to the Optionee by certified mail in lieu thereof.

                  (c) In the event that there shall be a default in the payment when due hereunder of any installment, or of any call, assessment, or prepayment required by the Company, with respect to any partly paid shares, and such default shall not be cured within thirty days after written notice thereof by the Company, the Company shall have the right to take such of the following actions as it shall deem desirable in its sole discretion:

                  (i) To cancel the Option and all other options granted to the Optionee under the Company's "Stock Option Agreement";


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                  (ii) To take by  forfeiture  all right,  title,  and  interest of the Optionee in and to such partly paid shares;

                  (iii) To (A) determine that the unpaid balance of the purchase price of all partly paid shares issued hereunder is immediately due and payable, without further demand or notice of any kind, in which case such balance shall thereupon be due and payable; (B) sell, as full paid, nonassessable, and transferable shares, all shares then pledged hereunder, either at the Stock Exchange or any public or private sale, without further notice or advertising of any kind, and buy all or any part of such shares at such sale free from any right or equity of redemption; (C) charge the Optionee with the entire expense of such sale; and (D) apply the proceeds of such sale against the balance of the purchase price owed for all partly paid shares issued hereunder and the expense of such sale, with the remainder, if any, to be paid over to the Optionee; provided, however, that if such proceeds shall not be sufficient to liquidate such balance and expenses in full, the Optionee shall remain liable to the Company for any unliquidated portion of such balance and expense; and

                  (iv) To take such other action (including extending the time for payment of such installment, call, assessment, or prepayment) as shall be permitted by law. The rights granted to the Company hereunder shall be in addition to and not in lieu of any other rights or remedies the Company may have as a result of such default.

                  (d) Anything herein contained to the contrary notwithstanding, the purchase price of any shares as to which the Option shall be exercised after the termination of the Optionee's employment (by retirement, death, or otherwise) shall be paid in full at the time of exercise of the Option with respect to such shares.

         4. The Option may not be assigned, transferred (except as aforesaid), pledged, or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provision hereof, and the levy of any attachment or similar process upon the Option, shall be null and void and without effect. The Company shall have the right to terminate the Option, in the event of any such assignment, transfer, pledge, hypothecation, other disposition of the Option, or levy of attachment or similar process, by notice to that effect to the person then entitled to exercise the Option, provide, however, that termination of the Option thereunder shall not prejudice any rights or remedies which the Company or a subsidiary corporation may have under this Agreement or otherwise.

         5. (a) Subject to the terms and conditions of this Agreement, the Option shall be exercisable by notice to the Company. Each such notice shall state the election to exercise the Option and the number of shares in respect of which it is being exercised,

                  (ii) state whether the shares in respect of which the Option is being exercised are being paid for in full or will be paid for in installments,



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                  (iii) be signed by the person or persons exercising the Option and, in the event that the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Option, and

                  (iv) be accompanied by a check payable to the order of the Company in an amount equal to the purchase price of the shares in respect of which the Option is being exercised or the first installment of such purchase price, depending upon whether such shares are being paid for in full or will be paid for in installments.

         The Option shall not be deemed to have been exercised unless all the preceding provisions of this paragraph shall have been complied with, and for all purposes of this Agreement the date of the exercise of the Option with respect to any particular shares shall be the date on which such notice, proof (if required), and check shall have all been mailed by certified mail or delivered to the Company. The certificate or certificates for the shares as to which the Option shall have ben so exercised shall be registered in the name of the persons or persons so exercising the Option and shall be delivered to or upon the written order of the person or persons exercising the Option within fifteen days after receipt by the Company of such notice, proof (if required), and check. Such delivery shall be made at the office of the Company, or at such other place as the Company shall thereof have designated by notice.

                  (b) In the event that the purchase price of any shares as to which the Option shall be exercised shall be payable in installments, each installment shall be accompanied by a notice to the Company of the payment of such installment.

         6. Each notice relating to this Agreement shall be in writing and delivered in person or by certified mail to the Company at its office, attention of the Secretary. All notices to the Optionee or other person shall be delivered to the Optionee or such other person or persons at the Optionee's address below specified.

         7. Neither this Option nor the shares of Common Stock issuable upon exercise hereof, have been registered under the Securities Act of 1933, as amended, or any state securities laws. The Optionee, by accepting this Option, represents and warrants that he is acquiring this Option for his own account for investment and not with a view to or for sale in connection with any distribution thereof except in conformity with the provisions of the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder, and applicable state securities laws, and further agrees that this Option may not be sold or transferred in the absence of an effective registration statement under the Securities Act of 1933, and applicable state securities laws, or an opinion of counsel which opinion and which counsel shall be satisfactory to the Company to the effect that there is an exemption from such registration. In addition, the Optionee agrees to deliver to the Company a similar written statement in the form of the Investment Letter attached hereto with respect to any shares of Common Stock purchased upon the exercise of this Option unless such shares have at the time of issuance been registered under the Securities Act of 1933, as amended, and applicable state securities laws, or the Optionee can demonstrate the availability of federal and state exemptions from registration and qualification not requiring same.


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         8. Any dispute or disagreement which shall arise under; as a result of, or in any way relate to the interpretation or construction of this Agreement shall be determined by the by arbitration under the rules of the American Arbitration Association, under the rules of that body. Any such determination made hereunder shall be final, binding and conclusive for all purposes.

         9. This Agreement shall be governed by the laws of the State of Texas.

         10. This Agreement shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon the Optionee, and all rights granted to the Company, hereunder or as stipulated in the Plan shall be binding upon the Optionee's heirs, legal representatives and successors.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name by its President and attested by its Secretary on the day and year first above written, and the Optionee has hereunto set his hand and seal on the day and year specified below.


                                          TATONKA ENERGY, INC.


                                          By
                                             ---------------------------
                                             George C. Barker, President

Attest:

------------------------------
                   , Secretary

                                             -----------------------------
                                             George C. Barker, Optionee

                                             -----------------------------
                                             Address

                                             Date:











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                                Investment Letter



To:     PhyMed, Inc.
         (formerly, Tatonka Energy, Inc.)


         In connection with my purchase of shares of Common Stock of PhyMed, Inc. pursuant to the exercise of a Stock Option Agreement, I hereby represent that I am acquiring said shares for my own account for investment and not with a view to or for sale in connection with any distribution of said shares.


Dated:               , 199
       ------------        ---
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                                                    (Signature)

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                                              (Printed or Typed Name)













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